Exhibit 99.2

FIRST BIOMEDICAL, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEET

(UNAUDITED)

(in thousands)	March 31, 2010
ASSETS
Current Assets:
Cash and cash equivalents	$355
Accounts receivable, less allowance for doubtful accounts of $20	1,851
Inventory, less allowance for obsolete inventory of $76	794
Prepaid expenses and other current assets	74

Total Current Assets	3,074
Property & equipment, net	3,293
Intangible and other assets	49

Total Assets	$6,416

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$422
Other current liabilities	291
Note payable to Tom Creal, including accrued interest of $65	355
Current portion of long-term debt	1,379

Total Current Liabilities	2,447
Long-term debt, net of current portion	1,925
Commitments and contingencies	—

Total Liabilities	$4,372

Stockholders’ Equity
Capital stock	2
Additional paid-in capital	25
Stockholders’ receivables	(132)
Retained earnings	2,149

Total Stockholders’ Equity	2,044

Total Liabilities and Stockholders’ Equity	6,416

See accompanying notes to consolidated financial statements.

FIRST BIOMEDICAL, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(in thousands)	Three Months Ended March 31, 2010	Three Months Ended March 31, 2009
Net revenues:
Pump rentals	$1,372	$1,261
Pump service	488	386
Pump sales	675	489
Pump supplies	223	229

Total Net Revenues	2,758	2,365

Operating expenses:
Cost of Revenues — Pump rentals	378	170
Cost of Revenues — Pump service	681	583
Cost of Revenues — Pump sales	245	155
Cost of Revenues — Pump supplies	169	363
Selling, general and administrative	918	867

Total Operating Expenses	2,391	2,138

Operating income	367	227
Other expense:
Interest expense	47	58

Total other expense	47	58

Net income	$320	$169

See accompanying notes to consolidated financial statements.

FIRST BIOMEDICAL, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(in thousands)	Three Months Ended March 31, 2010	Three Months Ended March 31, 2009
OPERATING ACTIVITIES
Net Income	$320	$169
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for doubtful accounts	15	2
Depreciation and amortization	412	397
Loss on disposals of fixed assets	12	12
Changes in assets and liabilities:
(Increase) decrease in accounts receivable, net of provision	(220)	125
Decrease (increase) in other current assets	2	(6)
Increase in other assets	(19)	(25)
Increase (decrease) in accounts payable and other liabilities	99	(361)

NET CASH PROVIDED BY OPERATING ACTIVITIES	621	313

INVESTING ACTIVITIES
Capital expenditures	(90)	(342)

NET CASH USED IN INVESTING ACTIVITIES	(90)	(342)

FINANCING ACTIVITIES
Principal payments on term loans	(335)	(235)
Proceeds from equipment line draw	—	466
Decrease in stockholders’ receivable	15
Shareholder distributions	(120)	(30)

NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES	(440)	201

Net change in cash and cash equivalents	91	172
Cash and cash equivalents, beginning of period	264	—

Cash and cash equivalents, end of period	355	172

SUPPLEMENTAL DISCLOSURES
Cash paid for interest	40	51
NON-CASH TRANSACTIONS
Additions to property (a)	93	109

(a)	Amounts consist of current liabilities for net property that have not been included in investing activities. These amounts have not been paid for as of March 31, 2010 and 2009 but will be included as a cash outflow from investing activities for capital expenditures when paid.

See accompanying notes to consolidated financial statements.

FIRST BIOMEDICAL, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

1.	Basis of Presentation and Nature of Operations

The information in these consolidated financial statements includes the financial position of First Biomedical, Inc. and its consolidated subsidiary, First Infusion (the “Company”) as of March 31, 2010 and the results of operations and cash flows for the three months ended March 31, 2010 and 2009. In the opinion of the Company, the consolidated statements for the unaudited interim periods presented include all adjustments, consisting of normal recurring adjustments, necessary to present a fair statement of the results for such interim periods.

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). All intercompany accounts and transactions have been eliminated.

The Company sells, rents, services and repairs new and pre-owned infusion pumps and other medical equipment. The Company also sells a variety of primary and secondary tubing, cassettes, catheters and other disposable items that are utilized with infusion pumps. Headquartered in Olathe, KS, with additional facilities in California and Ontario, the Company is a leading provider to alternate site healthcare facilities and hospitals in the United States and Canada.

The Company is organized as an S Corporation and is owned by two shareholders. The majority shareholder owns 90% and the minority shareholder owns 10%. As an organized S Corporation, the Company is a separate legal entity from the shareholders and provides the shareholders limited liability against creditors.

2.	Summary of Significant Accounting Policies

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and all wholly owned organizations. All intercompany transactions and account balances have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates, assumptions and judgments that affect the amounts reported in the financial statements, including the notes thereto. The Company considers critical accounting policies to be those that require more significant judgments and estimates in the preparation of its consolidated financial statements, including the following: calculation of pumps and repair parts inventory, allowance for doubtful accounts, sales return allowances and inventory reserves. Management relies on historical experience and other assumptions believed to be reasonable in making its judgment and estimates. Actual results could differ materially from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. The Company maintains its cash and cash equivalents primarily with one financial institution.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are reported at the estimated net realizable amounts due from customers for goods provided and services rendered. The Company performs periodic analyses to assess the accounts receivable balances. It records an allowance for doubtful accounts based on the estimated collectability of the accounts such that the recorded amounts reflect estimated net realizable value. Upon determination that an account is uncollectible, the account is written-off and charged to the allowance.

Inventory

Inventory consists of infusion pumps and related parts and supplies and is stated at the lower of cost (determined on a first in, first out basis) or market. The Company periodically performs an analysis of slow moving inventory and records a reserve based on estimated obsolete inventory.

Property and Equipment

Property and equipment is stated at acquired cost and depreciated using either the straight line or double declining method over the estimated useful lives of the related assets, ranging from five to seven years. Infusion pumps that the Company acquires from third-parties are depreciated over five years. Leasehold improvements are amortized using the straight-line method over the life of the asset or the remaining term of the lease, whichever is shorter. Maintenance and minor repairs are charged to operations as incurred. When assets are disposed, the cost and related accumulated depreciation are removed from the accounts and any gain or loss is recorded in the current period.

Intangible and Other Assets

Intangible assets consist of software and are recorded net of amortization within other assets on the consolidated balance sheet. Software is amortized on a double declining basis over 3 years. As of March 31, 2010 and 2009, software had a gross balance of $94,000 and 77,000, respectively, and the related accumulated amortization was $74,000 and $64,000. Amortization expense for the three months ended March 31, 2010 and 2009 was $3,000 and was recorded in selling, general and administrative expenses.

Revenue Recognition

The Company recognizes revenue for selling, renting and servicing new and pre-owned infusion pumps and other medical equipment when persuasive evidence of an arrangement exists; services have been rendered; the price to the customer is fixed or determinable; and collectability is reasonably assured. The Company performs an analysis to estimate sales returns and records an allowance. This estimate is based on historical sales returns.

Advertising Costs

Advertising costs are expensed when incurred. The advertising costs as of March 31, 2010 and 2009 were $10,000 and $16,000, respectively.

Income Taxes

The Company is an S Corporation for federal income tax purposes. The stockholders are responsible for reporting their pro rata share of the Company’s taxable income or loss and certain other items affecting their individual income tax returns.

3.	Property and Equipment

Property and equipment consisted of the following as of March 31, 2010 (amounts in thousands):

March 31, 2010
Pump equipment	$7,678
Furniture, fixtures and equipment	908
Accumulated depreciation	(5,293)

Total	3,293

Depreciation expense for the three months ended March 31, 2010 and 2009 was $409,000 and $394,000, respectively, which was recorded in cost of revenues and selling, general and administrative expenses, for pump equipment and other fixed assets, respectively.

4.	Debt

On September 23, 2009, the Company entered into a promissory note with UMB Bank, N.A in the amount of $3,970,000 with interest payable at 4.5% annually. The Company simultaneously entered into a $1,000,000 line of credit with UMB Bank, N.A with interest payable at 4.0% annually. As of March 31, 2010, the Company had no borrowings on its line of credit with UMB Bank, N.A. The promissory note was collateralized by substantially all of the Company’s assets

The funds from the new note were transferred directly to First National Bank of Olathe to repay the outstanding balance of the Company’s loan and the borrowings against its line of credit with First National Bank of Olathe.

The Company also has a promissory note with Thomas Creal II, President and primary owner of the Company, which had a balance of $290,000 as of March 31, 2010 and 2009, with interest payable at 10% annually. The note is payable on demand.

Maturities on the loans are as follows (in thousands):

	4/1/10 – 12/31/2010	2011	2012	Total
Promissory Note	$1,028	$1,427	$849	$3,304
Related Party Loan	290	—	—	290

Total	$1,318	$1,427	$849	$3,594

5.	Related Party Transactions

The Company has operating lease agreements for its buildings in Olathe, Kansas with Jan-Mar LLC (“Jan-Mar”) and the CW Investment Group LLC (“CW”). Thomas Creal II is the owner of Jan-Mar and is the principal owner of CW. The Company entered into a lease agreement with CW in April 2007 to rent one of the buildings. The term of the lease is five years and rent is paid monthly in the amount of $3,500. The Company entered into a lease agreement with Jan-Mar on January 1, 2009 to rent the other building. The term of the lease is three years and rent is paid monthly in the amount of $7,500. The Company also has $32,000 and $100,000 due from Jan-Mar and CW, respectively, as of March 31, 2010 related to amounts borrowed to purchase the buildings.

As described in Note 4, the Company has an outstanding promissory note in the amount of $290,000 due to Tom Creal II, the President and primary owner of the Company. There was accrued interest in the amount of $65,000 related to the note as of March 31, 2010 that is recorded in other current liabilities on the consolidated balance sheet.

6.	Commitments and Contingencies

The Company is sometimes involved in legal proceedings arising out of the ordinary course and conduct of its business. In the Company’s opinion, any liability that might be incurred by us upon the resolution of these claims and lawsuits will not, in the aggregate, have a material adverse effect on the Company’s consolidated financial position, results of operations or cash flows.

The Company has four separate operating leases for each of their buildings, two in Olathe, one in California and one in Ontario. Rental payments are made monthly for each of the four leases. Rent expense for the three months ended March 31, 2010 and 2009 was $50,000 and $54,000, respectively.

As of March 31, 2010, the Company had approximate minimum future operating lease commitments for leases, including related party leases described in Note 5, of (in thousands):

2010	2011	2012
$138	$178	$12

7.	Employee Benefit Plans

The Company has defined contribution plans in which the company contributes a certain percentage of employee contributions as well a portion of the Company’s profit. Such contributions totaled $32,000 for the three months ended March 31, 2010. The Company does not provide other post-retirement or post-employment benefits to its employees.

8.	Subsequent Events

The Company performed a subsequent events analysis as of September 17, 2010, the date these consolidated financial statements were issued.

In May 2010, the Company forgave the related party receivables described in Note 5 due from Jan-Mar and CW.

On June 15, 2010, the Company was acquired by InfuSystem Holdings, Inc. through a stock purchase agreement in which InfuSystem Holdings, Inc. acquired all of the issued and outstanding stock of the Company. As part of the agreement, the promissory note entered into with UMB Bank, N.A. as described in Note 4, was paid in full on the date of the acquisition.